UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01, “Other Events”

On November 12, 2015, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to the issuance and sale of $300 million aggregate principal amount of the Company’s 5.250% Senior Notes due 2044 (the “notes”). The notes were registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-190259) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2013.

The notes will be a further issuance of, will be fungible with and will be consolidated and form a single series with the Company’s outstanding 5.250% Senior Notes due 2044, issued on July 16, 2014 in the amount of $300,000,000. The notes will have the same CUSIP number and will trade interchangeable with the previously issued notes in this series immediately upon settlement. Upon completion of this offering, the aggregate principal amount of outstanding notes of this series will be $600,000,000.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

On November 13, 2015, the Company issued a press release announcing that it priced the offering of the notes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

1.1	Underwriting Agreement, dated November 12, 2015, by and among Moody’s Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation dated November 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: November 13, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2015, by and among Moody’s Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation dated November 13, 2015.